POWER OF ATTORNEY
        The undersigned, as a Section 16 reporting person of
Arista Networks, Inc. (the Company), hereby constitutes and appoints Isabelle Bertin-Bailly, Paul Efstathiu, and Marc Taxay the undersigneds true and lawful attorneys-in-fact to:
1.	complete and execute Forms 3, 4 and 5 and other forms
and all amendments thereto as such attorneys-in-fact
shall in their discretion determine to be required or
advisable pursuant to Section 16 of the Securities
Exchange Act of 1934 (as amended) and the rules and
regulations promulgated thereunder, or any successor
laws and regulations, as a consequence of the
undersigneds ownership, acquisition or disposition of
securities of the Company; and
2.	do all acts necessary in order to file such forms with
the Securities and Exchange Commission, any securities
exchange or national association, the Company and such
other person or agency as the attorneys-in-fact shall
deem appropriate.
        The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigneds responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934 (as amended). This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms
3, 4 and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the Company and the foregoing attorneys-in-fact.
        IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of August, 2016.
Signature: /s/Ita Brennan
Print Name:  Ita Brennan